Exhibit 10.31

FFG

Project no. 846178/30000 SCK/SAI

Funding Contract

executed between the

Österreichische Forschungsförderungsgesellschaft mbH (FFG)

as Funding Agency

and

ARSANIS Biosciences GmbH

Helmut-Qualtinger-Gasse 2

1030 Vienna

Company Register No. 354305m

as Funding Recipient

§ 1 Funding grant

1.1	On the basis of the funding application “Development of antibody-based therapeutics for the treatment of life-threatening pneumococcal diseases” received on 4/1/2014 via eCall, and based on the expert decision of the Advisory Board in the meeting of 5/15/2014, funding is granted for the following project:

Project number: 846178

eCall number: 4721069

Pre-project number: 840293

Project name (purpose of the agreement):

Development of antibody-based therapeutics for the treatment of life-

threatening pneumococcal diseases

Program:           Base program

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43 (0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna

FFG

Project no. 846178/30000 SCK/SAI

§ 2 Project period

2.1	The overall project period shall begin on 2/1/2013 and end on 5/31/2017.

2.2	Funding of the entire project by the FFG depends on the results as demonstrated in the submitted reports, the continued fulfillment of the evaluation and decision criteria, the budget available to the Funding Agency and a new positive funding decision.

§ 3 Funding period

3.1	The funding period of this project shall begin on the approval date 4/1/2014 and end on 3/31/2015.

§ 4 Type and amount of funding

4.1	Funding will be awarded in the following form over the funding period specified in § 3:

Type of funding	Maximum amount
Subsidy granted by the FFG	EUR 753,100.00
Loan granted by the FFG	EUR 711,200.00

Loan conditions
Interest rate	0.75% p.a. per current account
Redemption date:	6/30/2022
Redemption amount:	EUR 711,200.00
Interest and loan collection:	automatic debit procedure
Interest payment due:	semi-annually in arrears and/or upon maturity of the loan

4.2	The funded financing of the project is 70.0% of the verifiable and eligible project costs. The Funding Recipient shall finance the remaining project costs. Based on the plan data, the cash value of the funding is EUR 794,436.00, i.e. 38.0% related to the eligible project costs pursuant to Point 5.1.

4.3	The maximum funding cash value according to the applicable Community Framework for public R&D subsidies is 45.0%.

4.4	A decrease in the eligible project costs shall entail a prorated cutback of the funding.

4.5	The eligible project costs pursuant to § 5 and the costs reported by way of interim and/or final accounts shall not be considered approved until a review by the FFG. The final amount of the approved overall project costs as well as the funding shall be determined only after the completion of the project in the course of the final audit.

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43(0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna

FFG

Project no. 846178/30000 SCK/SAI

§ 5 Eligible costs

5.1	The funding is based on following eligible project costs:

Personnel costs	EUR	812,400.00
Cost of use of R&D infrastructure	EUR	75,300.00
Cost of materials	EUR	480,000.00
Third-party costs	EUR	704,500.00
Travel costs	EUR	19,800.00
Total eligible costs	EUR	2,092,000.00

5.2	All costs attributable to the project which are incurred directly, actually and additionally (to the normal operating expenses) during the funding period pursuant to § 3 are eligible costs. Additional supplementary provisions regarding eligible costs may be found in the FFG Guidelines, the Guide for Individual Projects of Experimental Development and the “Guide for the Treatment of Project Costs in Funding Applications and Reports”.

5.3	Major changes to the cost structure shall require the prior written approval of the FFG.

5.4	The turnover tax payable on the costs of eligible services is not an eligible cost. However, it is considered an eligible cost component if it can be demonstrated that said turnover tax must be borne in actual fact and without recourse by the Funding Recipient, i.e. if it is not entitled to the input tax deduction. The refundable turnover tax—in whatever way—is not eligible even if it is not actually refunded to the Funding Recipient. If the tax office considers funds which are taxable under the Turnover Tax Act 1994, Federal Gazette No. 663 not as funding but as a contractual compensation for services provided by the Funding Recipient to the Funding Agency, and if the Funding Recipient owes turnover tax on such funds to the tax office, the contractual compensation shall be regarded as gross compensation. An additional, separate reimbursement of the turnover tax—for whatever legal reason—shall thus be excluded.

5.5	If the amortization period of an asset (Sec. 285 ABGB [Allgemeines Bürgerliches Gesetzbuch (Civil Code)]) purchased for the implementation of the project exceeds the funding period, the depreciation costs shall be eligible in the manner described in the Guide for Individual Projects of Experimental Development and the “Guide for the Treatment of Project Costs in Funding Applications and Reports”.

5.6	Funds provided by the Funding Agency may not be used for the creation of reserves or accruals under the Income Tax Act 1988, Federal Gazette No. 400. The funds may be used only for goods and services and for the purposes described in the funding application.

5.7	In case of new applications, the eligible costs incurred after receipt of the funding application may be approved. In case of follow-up applications, the earliest date for cost approval shall be the beginning of the funding period stated under § 3.

5.8	The costs of drawing up the agreement or the bank transfer expenses incurred by the Funding Recipient or its affiliates shall be borne by them and shall not be eligible costs.

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43(0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna

FFG

Project no. 846178/30000 SCK/SAI

5.9	The Funding Agency reserves the right to postpone, cut back or suspend the disbursement of funding if and as long as circumstances prevail which might make it impossible to guarantee the proper execution of the promoted project (e.g. if the documentary evidence for costs is not adequate).

§ 6 Project-specific terms and conditions

6.1	Project-specific special terms and conditions

1.	Acquisition costs for R&D infrastructure shall only be eligible if it was purchased during the funding period of the overall project. R&D infrastructure purchased outside of the funding period shall be billed at the machine hour rate. Additional R&D infrastructure costs shall be billed as overhead costs via the personnel cost surcharge. The final determination and attribution will be made in the context of the FFG audit.

2.	The patent costs have been cut back overall. Only costs for first patent applications shall be funded.

§ 7 Disbursement of the funds

7.1	The first installment in the amount of 50% of the promised funds will be disbursed after signature of the Funding Contract and fulfillment of the terms and conditions stipulated in § 6.

The second installment in the amount of 30% will be disbursed after the approval of an interim report and an interim statement in which 50% of the approved total costs must be documented, as well as after fulfillment of the terms and conditions stipulated in § 6.

The final installment in the amount of 20% of the total promised funds will be disbursed only after fulfillment of all terms and conditions (final account, final reports, etc.) and after the audit and approval of the statement of use (discharge) by the FFG.

7.2	The funds will be transferred to the following account of the Funding Recipient

Account holder:	ARSANIS Biosciences GmbH
Name of the bank:
IBAN:
BIC/SWIFT:

§ 8 Reporting obligations

8.1	According to Point 3 of the General Funding Terms and Conditions, the Funding Recipient must inform the FFG about the execution of the promoted project by submitting technical reports (interim and final reports) and billing statements. The reports and billing statements must be submitted via eCall (https://ecall.ffg.at). The use of the forms to be found in eCall is mandatory. Other documents might have to be submitted at the request of the FFG.

§ 9 Amendments

9.1	Changes to this agreement may be made only explicitly and in writing. This shall apply also to any deviation from this requirement.

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43(0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna

FFG

Project no. 846178/30000 SCK/SAI

9.2	Under special circumstances changes to the stipulated terms and conditions may, if necessary, be made later by mutual agreement in the form of written addenda if special circumstances are present and after a new advisory board decision.

§ 10 Legal liability

10.1	The Funding Recipient shall be unconditionally liable to the FFG for compliance with all contractual provisions. The Funding Recipient shall also be liable for the conduct of third parties for which it is responsible (e.g. owners, corporate officers, etc.). The Funding Recipient must hold the FFG harmless against third parties.

§ 11 Severability clause

11.1	In the event that be a provision of this Funding Contract is invalid, such event shall not affect the validity of the remaining provisions of the Funding Contract. The contractual partners undertake to replace an invalid provision by such provision as comes closest to the purpose of this Funding Contract.

§ 12 Applicable law

12.1	This agreement and all its attachments shall be governed by Austrian law to the exclusion of the reference norms of the Austrian IPRG.

§ 13 Legal venue

13.1	The legal venue agreed upon with regard to all legal disputes arising from the funding grant shall be the materially competent court in Vienna. The FFG reserves the right to take action against the Funding Recipient also at the latter’s general legal venue.

§ 14 Integral parts of the contract

14.1	The following documents are an integral part of the Funding Contract:

•	The funding application submitted via eCall (“Development of antibody-based therapeutics for the treatment of life-threatening pneumococcal diseases”) as amended on 4/1/2014

•	General terms and conditions for Funding Contracts as amended (version 1 of 2013)

•	Guide for Individual Projects of Experimental Development, version 1.0

•	Guide for the Treatment of Project Costs in Funding Applications and Reports for Projects with Funding Contracts according to the RTD Directives and the FFG Directives, version 1.4.

14.2	The legal bases of this Funding Contract are in particular:

•	Implementation Act of the Österreichische Forschungsförderungsgesellschaft mbH (Research Promotion Structural Reform Act), as amended

•	Guidelines of the Österreichische Forschungsförderungsgesellschaft mbH for promoting research, technology, development and innovation (FFG Guidelines GZ: BMVIT 609.986/0005-III/12/2008 and BMWA-98.310/0032-C1/10/2008)

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43(0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna

FFG

Project no. 846178/30000 SCK/SAI

The Funding Recipient confirms being aware of all contract components and accepts them unconditionally.

It is pointed out that this funding offer is considered revoked if the Funding Recipient does not sign it and return it to the FFG within 3 months.

For the Funding Agency:

Österreichische Forschungsförderungsgesellschaft mbH (FFG)

[stamp:] Austrian Research Promotion Agency

Vienna, on 5/20/2014

/s/ Dr. Henrietta Egeth-Stadlhuber	/s/ Dr. Klaus Pseiner
Dr. Henrietta Egerth-Stadlhuber	Dr. Klaus Pseiner
Director	Director

Funding Recipient

Vienna, on 6/9/2014	ARSANIS
Biosciences GmbH
MarxBox
Helmut-Qualtinger-Gasse 2
1030 Vienna

/s/ Dr. Estzer Nagy
Dr. Eszter Nagy, Director
(company name, please indicate name and position in block letters, company seal)

Attachments:

Guidelines for the Österreichische Forschungsförderungsgesellschaft mbH for promoting research, technology, development and innovation (FFG Guidelines) per link https://www.ffg.at/Allgemeine-Richtlinien

General terms and conditions for Funding Contracts as amended (version 1 of 2013)

Guide for Individual Projects of Experimental Development, version 1.0

Guide for the Treatment of Project Costs in Funding Applications and Reports for Projects with Funding Contracts according to the RTD Directives and the FFG Directives, version 1.4.

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43(0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna

FFG

Project no. 846178/30000 SCK/SAI

ARSANIS Biosciences GmbH

Attn.: Dr. Eszter Nagy

Helmut-Qualtinger-Gasse 2

1030 Vienna

Account statement per 12/31/2014

Project 846178

Development of antibody-based therapeutics for the treatment of life-threatening pneumococcal diseases

Account no.:	18461780
Fiscal year:	2014
Redemption amount (EUR):	627,712.00
Date of redemption:	6/30/2022
Interest rate:	0.75%

	Balance per 12/31/2013 (EUR)	0.00

Reference dates	Description of the transaction	Transacted amount (EUR)

7/17/2014	846178 DA Installment 1 GP basis	-355,600.00

12/1/2014	846178 Int. 0.75% per 12/31/14	-1,241.00

12/31/2014	846178 Int. 0.75% per 12/31/14	1,241.00

	Debited amount (EUR)	356,841.00

	Deposited amount (EUR)	1,241.00

	Balance per 12/31/2014 (EUR)	-355,600.00

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43(0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna

FFG

Project no. 846178/30000 SCK/SAI

ARSANIS Biosciences GmbH

Attn.: Dr. Eszter Nagy

Helmut-Qualtinger-Gasse 2

1030 Vienna

Account statement per 10/31/2015

Project 846178

Development of antibody-based therapeutics for the treatment of life-threatening pneumococcal diseases

Account no.:	18461780
Fiscal year:	2015
Redemption amount (EUR):	627,712.00
Date of redemption:	6/30/2022
Interest rate:	0.75%

	Balance per 12/31/2014 (EUR)	-355,600.00

Reference dates	Description of the transaction	Transacted amount (EUR)

1/29/2015	846178 DA Installment 2 GP basis	-213,360.00

1/6/2015	846178 Int. 0.75% per 6/30/15	-2,021.00

6/30/2015	846178 Int. 0.75% per 6/30/15	2,021.00

07/23/2015	846178 DA Rate 3 BP-Basis	-58,752.00

	Debited amount (EUR)	274,133.00

	Deposited amount (EUR)	2,021.00

	Balance per 10/31/2015 (EUR)	-627,712.00

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Österreichische Forschungsförderungsgesellschaft mbH Sensengasse 1090 Vienna	Phone +43(0)5 7755 - 0 Fax+43 (0) 5 7755 -97900 www.ffg.at, office@ffg.at FN 252263a Comm. Court Vienna